PRO FORMA FINANCIAL DATA

The Registrant and Biogen Unaudited Pro Forma Condensed Combined Financial Statements

     The following unaudited pro forma condensed combined financial statements give effect to the merger of the Registrant and Biogen in a transaction to be accounted for as a purchase with the Registrant treated as the acquirer. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Registrant and Biogen as of September 30, 2003, giving effect to the merger as if it occurred on September 30, 2003. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of the Registrant and Biogen for the year ended December 31, 2002 and the nine months ended September 30, 2003, giving effect to the merger as if it occurred on January 1, 2002, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

     These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, the Registrant allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to Biogen’s business, including results from ongoing clinical trials, the assumptions and estimates herein could change significantly. Furthermore, the parties expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements, including the related notes, of the Registrant and Biogen covering these periods.

Biogen Idec Inc.
Unaudited Proforma Balance Sheet
As of Septmeber 30, 2003
(Amounts in thousands)

			Pro forma	Note	Pro forma
	Registrant	Biogen	Adjustments	Reference	Combined

ASSETS
Current assets:
Cash and cash equivalents	$363,678	$114,360	$(27)	A	$478,011
Marketable securities	483,906	811,185			1,295,091
Accounts receivable, net	1,133	211,747	(3,791)	J	209,089
Inventories	38,532	93,983	359,000	H	491,515
Other current assets	159,662	65,484			225,146

Total current assets	1,046,911	1,296,759	355,182		2,698,852

Marketable securities	602,786	—			602,786
Property, plant & equipment	444,207	779,379			1,223,586
Other assets	145,991	56,864			202,855
Intangibles, net	—	17,245	(17,245)	I
			3,908,000	B	3,908,000
Goodwill	—	—	1,105,990	B	1,105,990

Total assets	$2,239,895	$2,150,247	$5,351,927		$9,742,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$65,716	$189,533	(3,791)	J	$—
			19,832	D	271,290
Other current liabilites	731	94,096	92,710	E	187,537

Total current liabilities	66,447	283,629	108,751		458,827

Notes payable	881,956	34,161			916,117
Deferred tax liabilities	—	33,696	1,054,213	E	1,087,909
Other liabilities	29,548	21,835	15,412	F	66,795

Total liabilities	977,951	373,321	1,178,376		2,529,648

Stockholders’ equity:
Convertible preferred stock	—	—			—
Common stock	79	1,517	(1,517)	G
			86	A	165
Additional paid-in-capital	1,016,034	842,427	(842,427)	G
			6,480,253	A
			295,399	A	7,791,686
Accumulated other comprehensive income	2,189	34,193	(34,193)	G	2,189
Retained earnings (deficit)	378,642	957,484	(957,484)	G
			(823,000)	C	(444,358)
Deferred compensation			(2,261)	K	(2,261)
Less treasury stock, at cost	135,000	58,695	(58,695)	G	135,000

Total stockholders’ equity	1,261,944	1,776,926	4,173,551		7,212,421

Total liabilities and stockholders’ equity	$2,239,895	$2,150,247	$5,351,927		$9,742,069

Biogen Idec Inc.
Unaudited Proforma Statement of Operations
For the Nine Months Ended September 30, 2003
(Amounts in thousands)

			Pro forma	Note	Pro forma
	Registrant	Biogen	Adjustments	Reference	Combined

Revenues:
Product sales	$15,069	$881,435			$896,504
Royalties		100,439			100,439
Revenues from unconsolidated joint business	363,236				363,236
Corporate partner revenues	1,032	6,253	(6,253)	J	1,032

Total revenues	379,337	988,127	(6,253)		1,361,211

Operating costs and expenses:
Cost of sales	5,282	146,176			151,458
Research and development	113,122	325,623	(6,253)	J
			252	M
			1,251	I	433,995
Selling, general and administrative	83,247	283,592	434	M
			180	P	367,453
Amortization of intangibles			196,776	L	196,776

Total operating costs and expenses	201,651	755,391	192,640		1,149,682

Income from operations	177,686	232,736	(198,893)		211,529

Other income (expense), net	8,549	12,556			21,105

Income before income taxes	186,235	245,292	(198,893)		232,634
Income taxes	70,769	68,682	(36,860)	N	102,591

Net income	$115,466	$176,610	$(162,033)		$130,043

Basic earnings per share	$0.74				$0.40

Diluted earnings per share	$0.67				$0.38

Shares used in calculating earnings per share:
Basic	155,117	149,746	(149,746)	O

			172,208	O	327,325

Diluted	181,050	151,586	(151,586)	O

			174,660	O	355,710

Biogen Idec Inc.
Unaudited Proforma Statement of Operations
For the Year Ended December 31, 2002
(Amounts in thousands)

			Pro forma	Note	Pro forma
	Registrant	Biogen	Adjustments	Reference	Combined

Revenues:
Product sales	$13,711	$1,034,357			$1,048,068
Royalties		114,007			114,007
Revenues from unconsolidated joint business	385,809	—			385,809
Corporate partner revenues	4,702	—			4,702

Total revenues	404,222	1,148,364	—		1,552,586

Operating costs and expenses:
Cost of sales	1,457	160,159			161,616
Research and development	93,648	367,567	337	M
			(568)	I	460,984
Selling, general and administrative	95,241	324,001	578	M
			240	P	420,060
Amortization of intangibles			262,368	L	262,368

Total operating costs and expenses	190,346	851,727	262,955		1,305,028

Income from operations	213,876	296,637	(262,955)		247,558

Other income (expense), net	17,646	(20,042)			(2,396)

Income (loss) before income taxes	231,522	276,595	(262,955)		245,162
Income tax provision (benefits)	83,432	77,447	(49,147)	N	111,732

Net income (loss)	$148,090	$199,148	$(213,808)		$133,430

Basic earnings per share	$0.97				$0.41

Diluted earnings per share	$0.85				$0.40

Shares used in calculating earnings per share:
Basic	153,086	149,337	(149,337)	O

			171,738	O	324,824

Diluted	179,634	151,930	(151,930)	O

			174,720	O	354,354

Notes To Unaudited Pro Forma Condensed Combined
Financial Statements

1. Description of Transaction and Basis of Presentation

     On November 12, 2003, the Registrant and Biogen completed a merger of equals transaction in which a wholly owned subsidiary of the Registrant was merged with and into Biogen in a transaction accounted for as a purchase under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Biogen were recorded as of the acquisition date, at their fair values and added to those of the Registrant. The reported financial condition and results of operations of the Registrant will reflect these values, but will not be restated retroactively to reflect historical financial position or results of operations at Biogen. The transaction qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, each share of Biogen common stock outstanding at the closing of the merger was exchanged for 1.15 shares of the Registrant common stock, plus cash in lieu of fractional shares. In addition, each option to purchase Biogen common stock outstanding at the closing of the merger was assumed by the Registrant and thereafter constituted an option to acquire the number of shares of the Registrant common stock determined by multiplying the number of shares of Biogen common stock subject to the option immediately prior to the merger by 1.15, rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Biogen option divided by 1.15, rounded up to the nearest whole cent. Each of these options is subject to the same terms and conditions that were in effect for the related Biogen options.

2. Purchase Price

     A preliminary estimate of the purchase price is as follows (table in thousands):

Fair value of the Registrant common stock	$6,480,339
Fair value of replacement stock options	295,399
Cash paid for fractional shares	27
Acquisition costs (est)	19,832

Total purchase price	$6,795,597

The fair value of the Registrant shares used in determining the purchase price was $37.69 per share based on the average of the closing price of the Registrant common stock for the period two days before through two days after the announcement of the merger on June 23, 2003. The fair value of the Registrant stock options issued was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $37.69, which is the value ascribed to the Registrant shares in determining the purchase price; volatility of 40%; risk-free interest rate of 1.8%; and an expected life of 4.0 years.

The estimated purchase price has been allocated to the acquired tangible and intangible assets and liabilities based on their estimated fair values as of September 30, 2003 (table in thousands):

Inventory	$452,983
Accounts receivable	211,747
Property, plant and equipment	779,379
Acquired identifiable intangible assets	3,908,000
Goodwill	1,105,990
In-process research and development	823,000
Deferred stock-based compensation	2,261
Other current and long-term assets	1,047,893
Assumed liabilities	(373,321)
Increase benefit plan liability to fair value	(15,412)
Deferred tax liabilities arising from fair value adjustments	(1,146,923)

Total purchase price	$6,795,597

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and deferred stock-based compensation and the fair values of liabilities assumed as of November 12, 2003, the date that the merger was consummated. The excess of the purchase price over the fair value of assets and liabilities acquired is allocated to goodwill. The purchase price allocation will remain preliminary until the Registrant completes a third-party valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation will be completed as soon as practicable. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

     The amount allocated to acquired identifiable intangible assets has been attributed to the following categories (table in thousands):

Patents	$604,000
Trademarks	112,000
Core technology	3,192,000

$3,908,000

     The estimated fair value attributed to core technology, which relates to Biogen’s existing FDA-approved products, was determined based on a discounted forecast of the estimated net future cash flows to be generated from the technology. The estimated fair value attributed to core technology will be amortized over 15 to 21 years which is the estimated period over which cash flows will be generated from the technology.

     The estimated fair value attributed to patents represents only those patents from which Biogen derives cash flows through contractual third-party out-licensing activity and not patents related to Biogen’s current product portfolio or in-process research projects. The estimated fair value was determined based on a discounted forecast of the estimated net future cash flows to be generated from the patents. The estimated fair value attributed to patents will be amortized over 12 years which is the estimated period over which cash flows will be generated from the patents.

     The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the in-process research and development primarily represents the estimated fair value of ANTEGREN, Biogen’s drug currently in Phase III development for Crohn’s disease and multiple sclerosis. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and FDA approval for each research project. In-process research and development will be expensed immediately following consummation of the merger.

3. Pro forma adjustments

(A)	To record the value of the Registrant common stock and stock options issued in the merger. Cash paid in lieu of fractional shares of approximately $27,000 was from existing cash balances.

(B)	To record the estimated fair values of acquired identifiable intangible assets and goodwill arising from the merger.

(C)	To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combined statements of income. However, this item will be recorded as an expense immediately following consummation of the merger.

(D)	To record the estimated the Registrant transaction costs of $19.8 million; transaction costs incurred by Biogen were expensed as incurred.

(E)	To record the deferred tax liabilities resulting from book-tax basis differences attributable to the fair value adjustments.

(F)	To record the projected benefit obligation associated with Biogen’s defined benefit plan at its estimated fair value.

(G)	To eliminate Biogen’s historical stockholders’ equity accounts.

(H)	To record the estimated step-up of Biogen’s inventory from book value to fair value. The step-up in the fair value of Biogen’s inventory equals the difference between the carrying value of the inventory and the market value of the inventory determined using the net realizable value method. In accordance with SFAS 141, paragraph 37(c), Biogen’s inventory was valued as follows:

•	Raw materials inventory was valued at estimated current replacement cost, which is equal to the carrying value.
•	Work in process inventory was valued at the estimated selling price of finished goods less the sum of costs to complete, costs of disposal, and a reasonable profit allowance on the selling efforts and manufacturing/completion efforts.
•	Finished goods inventory was valued at the estimated selling price less the sum of costs of disposal and a reasonable profit allowance on the selling effort.

Profit allowance on the selling efforts and manufacturing efforts, respectively, is determined based on the relative levels of selling costs and manufacturing costs. The step-up of Biogen’s inventory is allocated to the components of inventory as follows (table in thousands):

Raw materials	$—
WIP	307,000
Finished goods	52,000

Total	$359,000

The fair value step-up of inventory will result in a $359 million decrease in gross margin as the inventory is sold, following consummation of the merger. This impact has not been reflected in the pro forma condensed combined statements of income because it is a material non-recurring charge that will be reflected in operations in the 12-month period following the merger.

The impact of the step up of property, plant and equipment is expected to be immaterial, therefore there has been no adjustment in these pro forma financial statements.

(I)	To adjust amounts related to Biogen’s capitalized patent costs to conform Biogen’s accounting policy to the Registrant’s accounting policy for patents.

(J)	To eliminate balances and transactions between the Registrant and Biogen under an existing collaboration agreement which, upon completion of the merger, would be considered intercompany balances and transactions.

(K)	To record the deferred stock-based compensation related to unvested Biogen options assumed by the Registrant in the merger. The amount of the deferred compensation was based on the portion of the intrinsic value of the Biogen options that relates to the future vesting period. The intrinsic value was measured as the difference between the assumed value of the Registrant shares issued in the merger of $37.69 per share and the exercise price of the assumed Biogen options after giving consideration to the exchange of the Biogen options for the Registrant options.

(L)	To reflect the amortization of acquired identifiable intangible assets.

(M)	To reflect the amortization of deferred stock-based compensation associated with assumed unvested Biogen options. The deferred compensation is being amortized over the average remaining vesting period of the assumed options. The amortization expense has been recorded in the expense category associated with the payroll classification of the grantee which is expected to be primarily research and development and selling, general and administrative. The impact to cost of sales is expected to be insignificant, therefore there has been no adjustment in these pro forma financial statements.

(N)	To reflect the tax effect of the pro forma adjustments, including the amortization of acquired identifiable intangible assets and deferred stock-based compensation. These adjustments as well as the impact of adding Biogen’s income to calculate the Registrant’s tax provision would result in an increase in the Registrant’s effective tax rate from 38% to 44% for the nine months ended September 30, 2003 and from 36% to 46% for the year ended December 31, 2002.

(O)	To eliminate Biogen’s weighted average shares outstanding, to reflect the issuance of the Registrant shares in the merger and to reflect the dilutive effect of the issuance of the Registrant stock options in exchange for Biogen stock options.

(P)	To reflect the impact of the employment agreement with the combined company’s Executive Chairman which is directly attributable to the merger.